     UNITED STATES

     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):      September 19, 2008

     NEW CONCEPT ENERGY, INC.

     (Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code          972-407-8400

     CABELTEL INTERNATIONAL CORPORATION

     (Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

•     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 2.01. Completion of Acquisition or Disposition of Assets

     On September 19, 2008, New Concept Energy, Inc. (“NCE” or the “Company” or the “Registrant”) completed the acquisition of certain mineral interests and related assets through entities named Carl E. Smith, Inc., a West Virginia corporation, two of its affiliates, Carl E. Smith Petroleum, Inc. and Carl E. Smith Real Estate, Inc. and other privately owned related assets. Immediately after the acquisition, all of the acquired entities and assets were merged into Carl E. Smith, Inc., the name of which was changed to Mountaineer State Energy, Inc. (“Mountaineer”) which became a wholly-owned subsidiary of NCE. The assets acquired include 94 producing gas wells, 121 non-producing wells and related equipment, mineral leases covering 20,000 acres located in Athens and Meigs Counties in Ohio as well as Calhoun, Jackson and Roane Counties in West Virginia. In addition to the wells and mineral leases, the acquisition included a complex covering approximately 41 acres of land with 8,000 square feet of office and storage buildings, an adjacent 12 acres site with a 24 stall horse barn, machinery and equipment in excess of the needs of the gas operation and approximately $1 million in cash. NCE is evaluating the excess equipment and currently plans on selling any excess land and equipment not needed for current or planned future operations.

     The entities involved have been the subject of bankruptcy proceedings in the Southern District of West Virginia originally filed in 2003 styled In Re Carl E. Smith, Inc., Case No. 03-22274 (Chapter 11) pending in the United Stated Bankruptcy Court for the Southern District of West Virginia, which was substantively consolidated with Carl E. Smith Real Estate, Inc., Case No. 03-22298 and Carl E. Smith Petroleum, Inc., Case No. 08-20022 (the “Bankruptcy Proceedings”). Pursuant to the Bankruptcy Proceedings, a subsidiary of NCE acquired a claim of an independent third party, and engaged in a bidding contest which resulted in the Court awarding NCE the bid on August 6, 2008 which was confirmed August 16, 2008, but various documents and instruments confirming the matter were not completed until September 19, 2008. Pursuant to the confirmed Plan of Reorganization, NCE paid all existing debt to third parties of approximately $5 million, paid cash of $7.3 million dollars to certain shareholders and paid or will pay approximately $1.6 million dollars in fees and bankruptcy related costs. In addition, NCE agreed to a payout over time to certain of the former shareholders of $685,000 over the next 17 years and agreed to pay an additional $1.6 million dollars with payment terms based upon the available cash flow from the acquired assets. Such agreement provides that $800,000 will be paid no later than the end of the fifth year and $800,000 will be paid by no later than the seventeenth year. The cash portion of the asset acquisition totaling approximately $13.9 million dollars was or will be paid from existing working capital held by NCE. No material relationship existed, other than in respect to the transaction, among NCE and the various entities or their shareholders.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits.

     The following exhibit is furnished with this Report:

Exhibit

Designation               Description of Exhibit

     99.1*               Press Release dated September 23, 2008.

_________________
*Furnished herewith.

  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

     Dated: September 25, 2008                NEW CONCEPT ENERGY, INC.

      By: /s/ Gene S. Bertcher

     Gene S. Bertcher, President, Chief
     Executive Officer and Chief Financial
     Officer